UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

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CARDIOVASCULAR BIOTHERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 19, 2008
9:00 A.M. PACIFIC TIME

TO THE STOCKHOLDERS OF CARDIOVASCULAR BIOTHERAPEUTICS, INC.:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of CardioVascular BioTherapeutics, Inc., a Delaware corporation (the “Company”), will be held on May 19, 2008 at 9:00 a.m. Pacific Time, at the Company’s Corporate Headquarters at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134 for the following purposes:

1.	To elect directors to serve until the 2009 Annual Meeting of Stockholders;
2.	To ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008; and
3.	To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The foregoing business items are more fully described in the following pages that are made part of this Notice. Stockholders of record at the close of business on Friday, March 31, 2008, may attend and vote at the Annual Meeting. If you will not be attending the meeting, the Company requests that you vote your shares as promptly as possible. You may mark your votes, date, sign and return the Proxy or voting instruction form in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person, even if he, she or it has already returned a Proxy.

Daniel C. Montano
Chairman
Board of Directors

Las Vegas, Nevada
Date: May 5, 2008

IMPORTANT: Regardless of whether you plan to attend the Annual Meeting, you are requested to promptly complete, sign, date, and return the enclosed Proxy in the envelope provided.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.
Corporate Headquarters
1635 Village Center Circle
Suite 250
Las Vegas, Nevada 89134
(702) 839-7200

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

The enclosed Proxy is solicited on behalf of the Company for use at the Annual Meeting to be held on Monday, May 19, 2008, at 9:00 a.m., Pacific Time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s Corporate Headquarters at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134.

These proxy solicitation materials, which include the Proxy Statement, Proxy, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, were first mailed on or about May 5, 2008, to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date

Stockholders of record at the close of business on March 31, 2008 (the “Record Date”) are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. Presence in person or by Proxy of a majority of the shares of Common Stock outstanding on the Record Date is required for a quorum. As of the close of business on the Record Date 153,829,299 shares of Common Stock, par value of $0.001 per share, were issued and outstanding and were the only class of voting securities outstanding.

Revocability of Proxies

Properly executed and unrevoked proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions thereon. Where no instructions are specified, the proxies will be voted in favor of all proposals set forth in the Notice of Meeting.

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•	filing a written notice of revocation with the Company’s Secretary at its principal executive office at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada, 89134;
•	filing a properly executed proxy showing a later date with the Company’s Secretary at its principal executive office at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada, 89134; or
•	attending the Annual Meeting, voting in person by ballot, and giving notice to the Inspector of Elections that your previously delivered proxy is revoked.

The Company’s Voting Recommendations

The Board of Directors recommends that you vote:

•	“FOR” the Nominees to serve as directors until the 2009 Annual Meeting of Stockholders;
•	“FOR” the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008.

Voting and Solicitation

Each share of Common Stock outstanding on the Record Date of March 31, 2008, will be entitled to one vote on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Common Stock represented by properly dated, executed, and returned Proxies will, unless such Proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed Proxies will be voted: (i) FOR the election of each of the Company’s nominees for director; and (ii) FOR the ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as independent registered public accounting firm of the Company for the year ending December 31, 2008. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the Board of Directors.

The Company will pay the costs of soliciting Proxies from stockholders, including the preparation, assembly, printing and mailing of proxy solicitation materials. The Company will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward these materials to the beneficial owners of Common Stock. The Company may reimburse brokerage firms and other such persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of the directors, officers and employees of the Company, without additional compensation, personally or by telephone, telegram, letter, e-mail or facsimile.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

Although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote AGAINST the proposal.

The Delaware Supreme Court has held that, while broker non-votes should be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

Deadline for Receipt of Stockholder Proposals

Stockholders may submit proposals that they believe should be voted upon at an Annual Meeting or nominate persons for election to the Company’s Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some stockholder proposals may be eligible for inclusion in the Company’s 2009 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Company’s Secretary, CardioVascular BioTherapeutics, Inc., 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134, no later than December 23, 2008. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s 2009 Proxy Statement. If a stockholder gives notice of a proposal after the deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2009 Annual Meeting.

Certain Financial Information and Certifications

Please take note that the Company’s financial statements and related information as well as the required certifications as promulgated by the Sarbanes-Oxley Act of 2002 (the “SOX Act”) are as set forth in its Annual Report on Form 10-K was filed with the Securities and Exchange Commission (“SEC”) on or about May 5, 2008.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

The Company’s Board of Directors is currently composed of ten (10) members. The Company’s Bylaws provide for a minimum of four (4) and a maximum of eleven (11) members of the Board of Directors. The members of the Board of Directors are elected at each Annual Meeting of Stockholders to hold office until the next Annual Meeting of Stockholders. The term for all of the current directors will expire at the Annual Meeting and thus each are nominated for re-election except for Wolfgang Priemer who has indicated he will not stand for reelection due to other obligations and commitments. In addition to the current directors, the Nominating Committee nominated Frederic Chanson to stand for election at the Annual Meeting. All of the following are Nominees for the Annual Meeting. Daniel C. Montano is the father-in-law to Grant Gordon. There are no other family relationships among any directors or executive officers, including the Nominees.

Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the Nominees. Directors are elected by a plurality (excess of votes cast over opposing nominees) of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by signed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any reason that any of the Nominees will be unable or will decline to serve as directors. The Board of Directors recommends a vote “FOR” the election of the Nominees.

The names of the Nominees, their ages as of March 31, 2008 and certain information about them, are set forth below.

Name	Age	Position(s)
Daniel C. Montano	59	Chairman of the Board of Directors, Co-President, Chief Executive Officer and Co-Founder
Grant Gordon	46	Director, Vice Chairman of the Board of Directors and Co-Founder
Thomas Stegmann, M.D.	61	Director, Co-Founder, Co-President and Chief Medical Officer
John (Jack) W. Jacobs, Ph.D.	58	Director, Vice President, Chief Operating Officer, and Chief Scientific Officer
Mickael A. Flaa.	55	Director, Vice President, Treasurer and Chief Financial Officer
Gary B. Abromovitz	64	Director
Thomas L. Ingram	53	Director
Robert Levin	76	Director
Joong Ki Baik	53	Director
Frederic Chanson	53	None

Vote Required; Recommendation of Board of Directors

The nominee receiving the highest number of affirmative votes for each board seat shall be elected as a director. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business but have no other legal effect under Delaware law. The Board of Directors has been advised by the Control Group described on page 6 hereof that it intends to vote FOR each of the Nominees in Proposal No. 1, thereby assuring that each of them will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES SET FORTH ABOVE

Daniel C. Montano  is a Co-Founder of the Company and has been Chairman of the Board, Co-President and Chief Executive Officer since 1998. Mr. Montano is also currently the Chairman of the Board, President and Chief Executive Officer of Phage Biotechnology Corporation (“Phage”), an affiliated biotechnology company that manufactures recombinant protein drugs and is the Company’s sole supplier of its drug candidates. Additionally, Mr. Montano has been a member of the Board of Directors for Cardio Phage International (“CPI”) since 1998, an affiliated company with which the Company has a distribution agreement for future products. Mr. Montano is the father-in-law to Grant Gordon. He received his MBA from the University of Southern California and his undergraduate degree from California State University, Los Angeles. Mr. Montano devotes a sufficient amount of his time to the Company’s business and the balance of his time on other affairs.

Grant Gordon  is a Co-Founder of the Company and has been a member of its Board of Directors since February 2005, currently serving as Vice Chairman of the Company’s Board. Mr. Gordon is also President of CPI and Principal of GHL Financial Services Ltd., an international financial services group registered in the British Virgin Islands. GHL provided seed and capital for the company in the form of Common and Preferred Stock and the series one and two convertible notes. Mr. Gordon is the son-in-law of Daniel C. Montano.

Thomas Stegmann, M.D.  is a Co-Founder, Co-President and Director of the Company, and has served as the Company’s Chief Medical Officer since 1998. From December 1984 through December 31, 2005, he held the position of Professor of Surgery and Director of the Department for Thoracic and Cardiovascular Surgery at the Fulda Medical Center in Germany. He is also a member of the faculty of Hannover Medical School in Germany. Dr. Stegmann is the cardiac surgeon who pioneered the procedure upon which the Company is founded. He received his medical degree from Heidelberg University, Heidelberg, Germany. Dr. Stegmann has published more than 200 scientific papers in international journals. He also is a member of international societies and associations in the cardiovascular area. Additionally, Dr. Stegmann has been awarded the “Rudolf-Nissen-Memorial-Prize” by the German Society for Thoracic and Cardiovascular Surgery (1982). He also has the privileged distinction to be an Honorary Member of the “Rideau Institute of Canada.” He authored the book: New Vessels for the Heart (2004).

John (Jack) W. Jacobs, Ph.D.  has served as the Company’s Vice President, Chief Scientific Officer and Chief Operating Officer since April 2000, and has been a member of its Board of Directors since February 2005. He has been a member of the Board of Directors for CPI since 1998. He has held similar positions with Phage since April 2000. From September 1989 to April 2000, Dr. Jacobs was Director of Basic Research at the Hitachi Chemical Research Center in Irvine, California. At the same time, Dr. Jacobs was a Professor (adjunct) of Biological Chemistry at the University of California, Irvine’s College of Medicine. Prior to joining Hitachi, from December 1984 to September 1989, Dr. Jacobs worked for Merck & Co., Inc. as the head of its Department of Biological Chemistry at the Merck Sharp & Dohm Research Laboratories in West Point, Pennsylvania. From August 1981 to December 1984, he served as Assistant Professor of Medicine and Biochemistry at the University of Texas Health Center. Dr. Jacobs received his Ph.D. in molecular biology from the Washington University School of Medicine in 1978 in St. Louis, Missouri, and his undergraduate degree in Chemistry from Davidson College. He devotes a sufficient amount of his time to the Company’s business and the balance of his time on other affairs.

Mickael A. Flaa  is a consultant who has served as the Company’s Treasurer, Vice President and Chief Financial Officer since June 2003, and has been a member of its Board of Directors since February 2005. He has held the position of Chief Financial Officer with Phage since June 2003. He has been a member of the Board of Directors for CPI since May 2005. He served as Interim Chief Financial Officer on a consulting basis for Breakaway Solutions, Inc., a public company, from February 2001 to 2002. From October 2000 to March 2002, Mr. Flaa served on the Board of Directors of UniCapital Corporation, a public company. From January 1999 to March 2000, he served as Chief Financial Officer and was a member of the Board of Directors for Sunbelt Integrated Trade Services, Inc. From May 1977 to January 1999, Mr. Flaa held various management positions with KPMG Peat Marwick LLP, and in 1990 was elected to partnership. He is a member of the Board of Directors of Gestalt, LLC. Mr. Flaa received his undergraduate degree from Central Washington University. Mr. Flaa devotes a sufficient amount of his time to the Company’s business and the balance of his time on other affairs.

Gary B. Abromovitz  has been a member of the Company’s Board of Directors since February 2005. He serves as Lead Director, Chair of the Compensation, Audit, Corporate Governance, and Conflict Resolution Committees, and is a member of the European Compliance Committee. He also chairs the Executive Session of Independent Directors. Mr. Abromovitz is Deputy Chairman of the Board and Lead Director of Helen of

Troy Limited, a public company. He Chairs the Compensation Committee, the Nominating and Governance Committee of Helen of Troy, Limited. and is the former Chair of the Audit Committee of which he continues to be a member. He has been a Director of Helen of Troy, Limited. since 1990. He is an attorney and has acted as a consultant to several law firms in business related matters including trade secrets, unfair competition and commercial litigation. He has been active in various real estate development and acquisitions for over 30 years in Arizona and California, with experience in the areas of industrial buildings, medical offices, commercial, residential and historic properties.

Thomas L. Ingram  has been a member of the Company’s Board of Directors since February 2005 and has been a private investor focusing on real estate, small business and certain securities transactions for more than ten years. From 1982 to 1997, he had various positions at Troster Singer (a securities broker-dealer), including Head Over-the-Counter Trader/Office Manager from 1984 to 1997. He holds a B.S. degree in Business and Finance from Pepperdine University.

Robert Levin  has been a member of the Company’s Board of Directors since February 2005 and has been a retired businessman and investor since 1992. For the 30 years prior to that, he owned and operated a major recreational vehicle sales and service company in Southern California.

Joong Ki Baik  has been a member of the Company’s Board of Directors since February 2005, and, since July 2000, has been Chief Executive Officer of Seoul Angels Group Inc., which raises venture capital funds for Korean companies. Since December 2000, he has also been Chief Executive Officer of Korea Bio-Development Corporation, which is involved in consulting and investing in Asian bio-ventures. From June 1997 to July 2000, he was the Executive Director of the Economic Research Department of the Korea Chamber of Commerce and Industry. From October 1978 to March 1998, he served as a researcher of economic and industrial trends for the Korea Chamber of Commerce and Industry. Prior to that, he worked at the Korea Exchange Bank. He has a Masters Degrees in Economics from Yonsei University in Korea and University of York in England.

Frederic M. Chanson  is a lawyer by education and a Private Banker by training. He received his law degree from University of Zurich, Switzerland. From 1982 to 1995 he worked for Credit Suisse, Chase Manhattan and finally Bank Julius Baer. In 1995 he co-founded the investment boutique Firminvest AG in Zurich for High Net Worth individuals and is currently the Chairman and CEO of this privately held company. Mr. Chanson has invested personal funds in the Company since 2001 and on behalf of clients since 2004.

Control Group

Daniel C. Montano, Thomas Stegmann, Grant Gordon, Wolfgang Priemer, and Joong-Ki Baik (the “Control Group”) hold, in the aggregate, a significant majority, approximately 54.03% as of March 31, 2008, of the Company’s voting power and they, as well as their designees, will continue to comprise a majority of the Company’s Board. They entered into a Controlling Stockholders Agreement on August 30, 2004, later amended on April 13, 2006, agreeing to vote their shares together. They have filed a Schedule 13D with the SEC to report their holding of the Company’s Common Stock as a group. As a result, the Company will not have a majority of independent directors on its Board and plans to continue with a majority of directors that include members of the Control Group or its designees. In addition, directors who are members or designees of the Control Group will continue to oversee the director nomination and executive compensation functions.

Board Meetings and Committees

The Board of Directors of the Company held a total of three (3) meetings held in person and one (1) telephonically during the fiscal year ended December 31, 2007. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. All incumbent directors attended all the meetings of the Board of Directors held during the fiscal year ending December 31, 2007. All incumbent directors are encouraged to attend the Annual Meeting of Stockholders. All incumbent directors attended the 2007 Annual Meeting of Stockholders. Certain matters were approved by the Board of Directors, or a Committee of the Board of Directors, by unanimous written consent. The Board of Directors has six standing committees, which include the Audit Committee, Compensation Committee, Corporate Governance Committee, Nominating Committee, Conflicts Resolution Committee, and European Compliance Committee.

The members of the Company’s Committees and the number of meetings each Committee held during the fiscal year ended December 31, 2007 are as follows:

Name of Committee	Members of the Committee	Number of Meetings in 2007
Audit Committee	Gary B. Abromovitz, Chair Thomas L. Ingram Robert Levin	6
Compensation Committee	Gary B. Abromovitz, Chair Thomas L. Ingram Robert Levin	1
Corporate Governance Committee	Gary B. Abromovitz, Chair Thomas L. Ingram Robert Levin	1
Nominating Committee	Daniel C. Montano, Chair Thomas J. Stegmann, M.D. Wolfgang Priemer, Ph.D.**	0*
European Compliance Committee	Wolfgang Priemer, Ph.D., Chair** Gary B. Abromovitz	0*
Conflict Resolution Committee	Gary B. Abromovitz, Chair Thomas L. Ingram Robert Levin Thomas J. Stegmann Wolfgang Priemer, Ph.D.** Joong Ki Baik	0*

*	The Chair reports quarterly to the Board of Directors regarding status of the European compliance, Nominating and Conflict Resolution Committees. Formal European Compliance, Nominating and Conflict Resolution Committee meetings were not necessary in 2007.
**	Dr. Priemer will not Chair or be a member on these committees after May 19, 2008.

Audit Committee

Pursuant to its charter, the Audit Committee reviews the results and scope of the annual audit and other services provided by the Company’s independent accountants, reviews and evaluates the Company’s control functions and monitors transactions between the Company’s employees, officers and directors and the Company. The Audit Committee also oversees the Company’s Code of Business Conduct. The Company believes that the composition of the Company’s Audit Committee will meet the requirements for independence under the current requirements of the SOX Act and SEC rules and regulations. The Audit Committee met six (6) times in 2007; four (4) meetings were held in person and two (2) were held telephonically.

Compensation Committee

Pursuant to its charter, the Compensation Committee will provide assistance to the Board of Directors by designing, recommending to the Board of Directors for approval and evaluating the Company’s compensation plans, policies and programs, especially those regarding executive compensation. It also reviews and approves the compensation of the Company’s Chief Executive Officer and other officers and directors, administers any stock-based compensation plan, and assists the Board of Directors in producing an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Company believes that the composition of the Committee meets the requirements for independence under the SOX Act and SEC rules and regulations. 6

Nominating Committee

Pursuant to its charter, the Nominating Committee will nominate persons to serve on the board. None of the members of the Nominating Committee is independent. All are members of the Control Group. Control of the nominating process by the Control Group is an exception to independence requirements of certain principal U.S. stock exchanges, which do not apply to the U.S. The Control Group has no present intention to turn the nominating process over to independent board members.

Notwithstanding that the Control Group intends to control the nominating process for Board members, the Nominating Committee will consider properly submitted stockholder nominations for candidates for membership on the Board of Directors. In evaluating such nominations, the Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board of Directors. In addition, the Nominating Committee expects that members of the Board of Directors should have the highest professional and personal ethics and values; broad experience at the policy-making level in business, government, education, technology or the public interest; be committed to enhancing stockholder value; and have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them to perform responsibly all director duties.

Any stockholder nominations proposed for the Nomination Committee to consider should include the nominee’s name and qualifications for Board membership, and the nominee’s consent to serve. It should be addressed to:

Corporate Secretary
CardioVascular BioTherapeutics, Inc.
1635 Village Center Circle, Suite 250
Las Vegas, Nevada 89134

The Nominating Committee will utilize a variety of methods for identifying and evaluating nominees for director. If vacancies on the Board of Directors are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Nominating Committee through current Board members, professional search firms, stockholders or other persons. Candidates will be evaluated at regular or special meetings of the Nominating Committee. As noted above, the Nominating Committee considers properly submitted stockholder nominations for candidates for the Board of Directors to be included in the Company’s proxy statement. Following verification of the stockholder status of people proposing candidates, recommendations will be considered together by the Nominating Committee at a meeting prior to the issuance of the Company’s proxy statement for the next annual meeting. If materials are provided by the stockholder in connection with the nomination of a director candidate, such materials will be reviewed by the Nominating Committee. As noted above, in evaluating all nominations, the Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

Corporate Governance Committee

Pursuant to its charter, the Corporate Governance Committee will review and recommend corporate governance principles applicable to the Company and evaluate Board performance.

European Compliance Committee

Pursuant to its charter, the European Compliance Committee monitors the Company’s activities in Europe from the legal, regulatory and tax compliance perspectives.

Conflicts Resolution Committee

Pursuant to its charter, the Conflicts Resolution Committee acts on behalf of the Company in discussions with parties for purposes of addressing existing or potential conflicts of interest with conflicted individuals or affiliated companies such as Phage and CPI. The committee is comprised of independent directors and directors having no affiliation with Phage or CPI. At any particular time, the needs of Phage, CPI or any other related party could cause one or more of the Company’s executive officers to devote such attention at the expense of devoting attention to the Company. In addition, matters may arise that place the fiduciary duties of these individuals in conflicting positions. Furthermore, in the event a member of the Conflicts Resolution Committee has an interest in a matter under review by the Conflicts Resolution Committee, that member shall recuse himself from the matter and be replaced by a non-conflicted Board member. Potential and actual conflicts are resolved by the Conflicts Resolution Committee. The Company’s Board of Directors vests the

Conflicts Resolution Committee with the authority to make decisions for it with regard to transactions that pose conflicts of interest, which decision will be communicated to and transacted by the officers of the Company.

Availability of Committee Charters

The charters for the Company’s Audit, Compensation, Corporate Governance, and Nominating committees are available on the Company’s website, www.cvbt.com.

Stockholder Communication with the Board

Stockholders who wish to communicate with the board, non-management directors as a group, a committee of the board or a specific director may do so by letters addressed in care of the Company’s Corporate Secretary at the address noted above. Letters will be reviewed by the Corporate Secretary and relayed to the addressees as appropriate.

The Board of Directors has requested that certain items unrelated to the duties and responsibilities of the Board not be relayed on to Directors. These include unsolicited marketing materials or mass mailings; unsolicited publications; surveys and questionnaires; resumes and other forms of job inquiries; and requests for business contacts or referrals. In addition, the Corporate Secretary may handle in her discretion any director communication that is an ordinary business matter including routine questions, complaints and comments, and related communications that can appropriately be handled by management.

Director Compensation

The Company’s non-employee directors are reimbursed for their out-of-pocket expenses incurred in connection with attending board and committee meetings. Each Non-Employee Director is paid $5,000 per board meeting.

Each committee member, except for the lead independent director and committee chairs, is paid $1,000 for each committee meeting attended. There is no annual retainer paid to any director. The Chair of the Audit Committee is paid an annual fee of $40,000. The Lead Independent Director presides over Executive Sessions of the Independent Directors, chairs the Compensation and Governance committees and performs the duties required by those positions in addition to his duties as Lead Independent Director. The Lead Independent Director is paid an annual fee of $60,000, but is not paid any additional sum for his role as Chair of the Compensation and Corporate Governance Committees. The Chair of the Company’s European Compliance Committee is paid an annual fee of $60,000. After the effective date of the initial public offering, and after compliance with all State and Federal securities regulations, each non-employee director received a fully vested option to purchase 50,000 shares of the Company’s Common Stock at the initial public offering price. On January 23, 2007, three directors, Gary Abromovitz, Robert Levin, and Thomas Ingram, cancelled their stock option shares due to the requirements for Independent Directors of the Alternative Investment Market of the London Stock Exchange (“AIM”). On February 25, 2007, the Company granted Gary Abromovitz 32,000 shares of the Company’s common stock and Robert Levin 16,000 shares of the Company’s common stock.

The table below reflects the compensation paid to Non-Employee directors in 2007:

DIRECTOR COMPENSATION PAID IN 2007

Name(a)	Fees Earned or Paid in Cash ($)(b)		Stock Awards ($)(c)		Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)(e)	Change in PensionValue and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)		Total ($)(j)
Gary B. Abromovitz	120,000	(1)	31,680	(9)	—	—	—	—		151,680
Thomas I. Ingram	25,000	(2)	—		—	—	—	—		25,000
Robert Levin	25,000	(3)	15,840	(10)	—	—	—	—		40,840
*Dr. Wolfgang Priemer	80,000	(4)	—		—	—	—	12,858	(11)	92,858
Joong-Ki Baik	20,000	(5)	—		—	—	—	2,121	(11)	22,121
Dr. Thomas J. Stegmann	20,000	(6)	—		—	—	—	—		20,000
Grant Gordon	80,000	(7)	—		—	—	—	—		80,000
Mickael A. Flaa	20,000	(8)	—		223,987	—	—	—		243,987
Jack Jacobs, Ph.D.	—		—		203,624	—	—	—		203,624
Daniel C. Montano	—		—		—	—	—	—		—

(b)	Includes director, committee and chair fees paid to non-employee directors. Employees do not receive director fees.
(d)	Warrants were issued at a strike price of $1.00 per share for Mickael A. Flaa for 550,000 shares valued at the fair market price of $223,987 and for Dr. Jacobs for 500,000 shares valued at the fair market price of $203,624.
*	On February 22, 2008, Dr. Wolfgang Priemer decided not to stand for re-election as a member of the Company’s Board of Directors. His term as a director will end on May 19, 2008.
(1)	Includes an amount of $21,670 not paid as of December 31, 2007
(2)	Includes an amount of $6,000 not paid as of December 31, 2007
(3)	Includes an amount of $6,000 not paid as of December 31, 2007
(4)	Includes an amount of $25,000 not paid as of December 31, 2007
(5)	Includes an amount of $5,000 not paid as of December 31, 2007
(6)	Includes an amount of $5,000 not paid as of December 31, 2007
(7)	Includes an amount of $25,000 not paid as of December 31, 2007
(8)	Includes an amount of $5,000 not paid as of December 31, 2007
(9)	Includes stock award of 32,000 shares to Gary Abromovitz valued at a fair market price of $31,680
(10)	Includes stock award of 16,000 shares to Robert Levin valued at a fair market price of $15,840
(11)	Includes travel for spouse of directors.

THE 2007 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Members: Messrs. Abromovitz (Chair), Ingram and Levin

The Compensation Committee is responsible to:

•	Set annual and long-term performance goals for the CEO and evaluate, in consultation with the Lead Independent Director, the CEO's performance against those goals and the performance of the Company's peer companies, and determine and approve the CEO's compensation based on this evaluation;
•	Review and approve the annual salaries, bonuses and other executive benefits of all other executive officers of the Company;
•	Administer the Plan, including but not limited to, selecting participants, making grants and awards, setting performance targets and interpreting the terms and provisions of the Plan, and adopting operating rules necessary to implement the Plan and conform with government requirements;
•	Periodically review the performance of the Plan and their rules and make any necessary revisions to assure that the purposes of the Plan are met;
•	Review new executive compensation programs, review on a periodic basis the operation of the Company's executive compensation programs to determine whether they are properly coordinated and reasonably relate to executive performance, and periodically review policies for the administration of executive compensation, including management perquisites;
•	Review annually director compensation; and
•	Report to the Board and the Company's stockholders with respect to the foregoing.

Pursuant to its charter, the compensation committee must be comprised of at least three members of the Company's board of directors each of whom is an“independent director” as defined in the Company's governance policies. The Company's board of directors has determined that all members of the compensation committee meet these requirements. The compensation committee met one time during the 2007 fiscal year.

The compensation committee has authority to:

•	Retain and terminate such special legal or other consultants, who shall report directly to the Compensation Committee, on such terms and conditions, including fees, as the Compensation Committee in its sole discretion shall approve;
•	Request that any of the Company's officers, employees, outside counsel or other consultants attend a meeting of the Compensation Committee or meet with any of the Compensation Committee's members or consultants;
•	Annually review the Compensation Committee's performance and Charter, which shall include evaluating each member's qualifications, attendance, understanding of the Compensation Committee's responsibilities and contribution to the functioning of the Compensation Committee, and recommend any proposed changes to the Board for approval; and
•	Report to the Board with respect to the foregoing.

Compensation Discussion & Analysis

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy, as described below. The Committee ensures that the total compensation paid to the executive management is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to members of the executive management, including the named executive officers (NEOs), are similar to those provided to other executive officers.

The Committee is empowered to review and approve, or in some cases recommend for the approval of the full Board of Directors, the annual compensation and compensation procedures for the NEOs of the Company: the Chief Executive Officer, the Co-Presidents, the Chief Operating Officer, and Chief Financial Officer. Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 10, are referred to as the “named executive officers” or “NEOs.”

Philosophy (Objectives of Compensation Program)

The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior executive management in key positions and that compensation provided to executive management remains competitive relative to the compensation paid to similarly situated executives of the Company’s peer companies. The Committee believes performance incentives are an important element of compensation, thus, in the future, the Company may include both cash and stock-based compensation that reward performance as measured against established goals.

The Company’s compensation program is designed with the ultimate goal of increasing stockholder value over the long term. Executive compensation impacts all employees by setting general levels of compensation and helping to create an environment of goals and expectations. Because the Company believes that the performance of every employee is important to the Company’s success, it is mindful of the effect of executive compensation and incentive programs on all of its employees.

The Company believes that the compensation of the NEOs should reflect their success as a management team, rather than as individuals, in attaining key operating objectives. Such objectives include the growth of sales as the Company moves toward becoming revenue producing, growth of operating earnings and earnings per share and growth or maintenance of market share and long-term competitive advantage, with the ultimate goal of increasing the Company’s stock price. In the short-term, while the Company is moving drug candidates through the FDA approval process with the goal of commercializing one or more products and becoming revenue producing, current compensation for the NEOs is primarily in the form of salary. Incentive compensation such as stock options and warrants is considered on a case by case basis depending on progress with clinical trials. Stock based incentives encourage equity ownership, which help ensure the NEOs’ efforts are consistent with shareholder objectives. When the Company reaches commercialization and approaches revenues, longer term incentives will be developed.

The Company believes that the performance of the NEOs in managing the Company, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. The Company also believes that their compensation should not be based on the short-term performance of the Company’s stock, whether favorable or unfavorable, but rather that the price of the Company’s stock will, in the long-term, reflect its operating performance, and ultimately, the management of the Company by its executives.

What the Company’s Compensation Program Is Designed to Reward

The Company’s compensation program is designed to reinforce business objectives and values and align interests of executive officers with shareholders. Regarding most compensation matters, including executive and director compensation, the Company’s management provides recommendations to the Committee. The Committee, however, does not delegate any of its functions to others in setting compensation. The Company does not currently engage any consultant to advise it as to executive and/or director compensation matters.

Stock price performance has not been a factor in determining annual compensation because the price of the Company’s common stock is subject to a variety of factors outside the Company’s control. The Company does not have a formula for allocating between cash and non-cash compensation.

Elements of the Company’s Compensation Plan

For the fiscal year ended December 31, 2007, the principal components of compensation for NEOs were:

•	base salary; and
•	limited perquisites.

Compensation Process, Factors Considered, and Determination of Compensation Amounts

Base Salary

The process for determining compensation of NEOs consists of several informal telephonic conferences of the Committee and a minimum of two formal meetings with committee members in attendance. The first formal meeting takes place at the beginning of each year. The second formal meeting generally occurs prior to the end of the second quarter. The Committee reviews the current BioWorld Executive Compensation Report. The Chairman of the Committee then briefs senior management and discusses comparisons of the BioWorld data. The Chief Executive Officer may make compensation recommendations to the Committee with respect to the NEOs who report to him. Such executive officers are not present at the time of these deliberations. The Chairman of the Committee then makes compensation recommendations to the Committee with respect to the Chief Executive Officer, who is absent from that meeting. The Committee may accept or adjust such recommendations.

Base salaries are set for the Company’s NEOs at the second meeting of the Committee and presented to the entire Board of Directors at the next regularly scheduled meeting of the Board. Throughout the year, the Committee considers recommendations from management for stock awards to eligible employees.

In 2007, two NEOs received Warrant grants as part of a comprehensive incentive initiative. Commensurate with the compensation philosophy, the Compensation Committee reviewed the incentive compensation profile of all staff and recommendations made by the executive officers and in conjunction with deliberation among the full Board concluded that adjustments were warranted. As part of this compensation strategy, in conjunction with the stock option grants to the rest of the Company’s staff and proportionately thereto, Mickael A. Flaa received a warrant to purchase 550,000 shares of the Company’s common stock at an exercise price of $1.00 per share and Jack Jacobs received a warrant to purchase 500,000 shares of the Company’s common stock at an exercise price of $1.00 per share.

It is the Committee’s intention to set total executive cash compensation at a level that will attract and retain a strong and motivated leadership team.

Factors considered by the Committee in setting base compensation include:

•	difficulty of achieving desired results in the coming year;
•	value of the executives’ unique skills and capabilities to support the short-term and long-term performance of the Company;
•	contribution as a member of the executive management team;
•	financial reserves of the Company; and
•	peer group compensation analysis of comparable companies.

In setting base salaries for fiscal year 2008, the Committee reviewed the 2008 BioWorld Executive Compensation Report which examined the compensation of executives in 273 public biotech companies. In addition, the Committee considered each of the factors set forth above and the internal pay equity of its executive officers. Each NEO’s current and prior compensation is considered in setting future compensation. To some extent, the Company’s compensation plan is based on the market and the companies it competes against for executive management.

These elements fit into the Company’s overall compensation objectives by helping to secure the future potential of its operations, facilitating its entry into new markets, providing proper compliance and regulatory guidance, and helping to create a cohesive team. At such time that the Company becomes revenue producing, other compensation components such as long-term equity incentive compensation, retirement and other benefits may be considered.

Determination of the Mix of Compensation Components

The Committee considers the full range of pay components, including, but not limited to, structure of programs, desired mix of cash and equity awards, goals for distribution of awards throughout the Company, how executive pay relates to the pay of other employees, desirability of employment contracts, supplemental executive retirement plans (SERPS), deferred compensation arrangements, recent compensation history, and perks. The Company began trading on the OTC Bulletin Board on March 10, 2005, and is not expected to generate revenue until it obtains FDA approval of one of its drug candidates which can take several years. Therefore, the Committee believes that many of the provisions commonly found in employment agreements for executives employed by companies generating income would not be appropriate to include at the present time. However, as the Company matures and/or products are developed and marketed, the Committee’s goal is to achieve a balanced pay-for-performance executive compensation package. The Committee has reviewed all components of the CEO’s and NEOs’ compensation as set forth in the Summary Compensation Table.

Deductibility of Compensation Under Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code, adopted in 1993, imposes a $1 million cap, subject to certain exceptions, on the deductibility to a company of compensation paid to the NEOs in such company’s proxy statement. The compensation paid this fiscal year subject to the Section 162(m) cap is not expected to exceed $1 million for any NEO. Therefore, the Committee believes that the Company will not be subject to any Section 162(m) limitations on the deductibility of compensation paid to the Company’s NEOs for fiscal year 2007.

Compensation Comparison to Companies Reviewed in the 2008 BioWorld® Executive Compensation Report

CEO Compensation.  The average total CEO compensation in 2006, defined as base pay plus bonus, published in the BioWorld® Executive Compensation Report for 2008, was $555,000. The Company’s CEO, Mr. Montano, was paid $333,000 in calendar year 2007 with an additional amount of $147,000 accrued but not paid. The Committee did not award any additional equity based compensation or bonus to Mr. Montano in 2007.

Chief Medical Officer and Co-President Compensation.  The salary reflected in the Summary Compensation Table for Dr. Stegmann, the Company’s Chief Medical Officer, Co-Founder, and Co-President, is $360,000 for calendar year 2007 with an additional amount of $120,000 accrued but not paid. This position was not reported in the BioWorld Executive Compensation Report.

Research and Development Executive Compensation.  The average 2006 total compensation reported by 94 companies with titles suggesting responsibilities for research and development activities was $278,000. Dr. Jacobs, the Company’s Chief Scientific Officer, was paid $166,000 in calendar year 2007 with an additional amount of $74,000 accrued but not paid.

CFO Compensation.  The average total CFO compensation in 2006 for 259 biotech companies surveyed was $259,000. Mr. Flaa was paid $180,000 in calendar year 2007 with an additional amount of $60,000 accrued but not paid. He received a warrant, as reflected in the Summary Compensation Table. His average total compensation is within acceptable standards when compared with other executives engaged in duties of the CFO and Treasurer of public companies in the industry.

The Committee believes that the Company’s internal pay equity (the relative difference between the CEO’s compensation and the compensation of the company’s other executives) is consistent with the differences found in the biotechnology industry as disclosed in the BioWorld® Executive Compensation Report 2008.

The Committee, after discussion with management, concluded that although the CEO and each of the NEOs have other business interests outside the Company, either with related companies or personal investments, that each devotes such time, attention, skill and effort as is necessary to the faithful performance and discharge of his duties as required by his position as an executive of the Company.

Continuing Education Philosophy of Compensation Committee

Committee members are encouraged to avail themselves of the wealth of information regarding compensation issues provided by various organizations and made available to directors of public companies. The Committee Chair is a member of the National Association of Corporate Directors and has attended each of the Executive Compensation Conferences, co-sponsored by the NASPP since its inception either in person or via the internet broadcast or by reviewing the compensation’s standards.com website. In 2006, Mr. Abromovitz, Committee Chair and Mr. Vincent J. Roth, General Counsel, both attended the Executive Compensation Conference in person. The Committee has been briefed on the SEC disclosure proposals for executive compensation and will continue to review sections of the SEC, NASDAQ, Sarbanes-Oxley rules, and ISS updates devoted to compensation matters, at each committee meeting of its members as part of its ongoing plan for director education.

2004 Stock Plan

The Company’s stock option program is the primary vehicle for offering long-term incentives and rewarding its NEOs and employees. The Company also regards its stock option program as a key retention tool. This is a very important factor in the Committee’s determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of the Company’s common stock, the Company has always believed that granting stock option awards is the best method of motivating the NEOs to manage the Company in a manner that is consistent with the interests of the Company and its stockholders. However, because of the evolution of regulatory, tax and accounting treatment of equity incentive programs and because it is important to the Company to retain its NEOs and employees, it is essential to utilize other forms of equity awards as and when the Company may deem necessary.

There were no stock options awarded to NEOs under the 2004 Stock Plan in 2007.

Bonuses

It is the Committee’s general philosophy that management should be rewarded for its performance. The Committee believes that this is important to aligning its NEOs and promoting teamwork among them. However, since the Company did not generate revenue in 2007 and it believes that the total compensation awarded to the NEOs met its objectives, the Company did not provide performance-based bonuses to executive officers. The Committee reserves the opportunity to award bonuses, even in the formative years of the Company before revenue is generated, if it believes it to be in the best interests of its shareholders.

Perquisites

Company perquisites are limited and not available to all employees. Mr. Montano and Dr. Jacobs are provided health insurance for themselves and family members. Dr. Jacobs is provided with a minimal automobile allowance. Mr. Montano, Dr. Stegmann, Mr. Flaa and Dr. Jacobs are provided with a personal travel benefit for spouses if travel exceeds one week and they choose to bring their spouse on the trip.

Retirement and Other Benefits

The Company offers a 401k plan to its full-time employees. The Company is not obligated to make contributions to the 401k plan. In 2007, the Company did not make any contributions to the 401k plan, though several employees participated in the 401k plan with their own contributions. The Company does not provide pension plans, supplemental executive retirement plans (SERPS), deferred compensation plans, post-retirement health coverage, change in control provisions, golden parachute arrangements, gross-up provisions, termination pay, life insurance benefits, or similar benefits for NEOs or employees. The Committee may consider offering other forms of retirement plans, such as pensions, savings plans or other similar benefits in the future as the Company gets closer to becoming revenue producing.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary Compensation Table

Out of the four NEOs, two presently serve under the Company’s employment contract. The following table sets forth summary information concerning compensation of the Company’s Chief Executive Officer and each of the other current executive officers during these fiscal years ended December 31, 2007, 2006 and 2005. The Company refers to these persons as its NEOs.

Summary Named Executive Officer Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Stock Option Awards ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(1)	All Other Compensation ($) (i)		Total ($) (j)
Daniel C. Montano(2)(7) Co-President and Chief Executive Officer	2007	480,000	(7)	0	0	0		0	0	40,735	(2)	520,735	(7)
	2006	480,000		0	0	0		0	0	0		480,000
	2005	431,538		0	0	0		0	0	12,885	(2)	458,760
Mickael A. Flaa(1)(2)(3)(8) Vice President and Chief Financial Officer	2007	240,000	(8)	0	0	223,987	(3)	0	0	0		463,987	(8)
	2006	240,000		0	0	1,602,500	(3)	0	0	22,861	(2)	1,865,361
	2005	260,000		0	0	207,000	(3)	0	0	5,110	(2)	472,110
John W. Jacobs(2)(3)(4)(9)(11) Vice President, Chief Operating Officer and Chief Scientific Officer	2007	240,000	(9)	0	0	203,624	(3)	0	0	6,000	(4)(11)	449,624	(9)
	2006	240,000		0	0	0		0	0	6,000	(4)	246,000
	2005	207,787		0	0	0		0	0	11,162	(2)(4)	218,949
Thomas Stegmann, M.D.(1)(5)(6)(10) Co-President and Chief Medical Officer	2007	480,000	(10)	0	0	0		0	0			480,000	(10)
	2006	480,000		0	0	234,831	(6)	0	0	17,523	(5)	732,354
	2005	379,250		0	0	0		0	0	32,477	(5)	411,727

(1)	Mr. Flaa and Dr. Stegmann are not employees. Their compensation is paid in the form of consulting fees.
(2)	Includes travel for spouse of executive directors.
(3)	Warrant issued to Mr. Flaa, a non-employee in his capacity as an officer in 2005, to purchase 250,000 shares of Common Stock at $10.00 per share, reflects compensation expense calculated using Black Scholes recorded for the warrant as of the date of grant. Warrants issued in 2007 to
Mr. Flaa to purchase 550,000 shares of Common Stock at $1.00 per share and Dr. Jacobs to purchase 500,000 shares of Common Stock at $1.00 per share reflects compensation expense calculated using Black Scholes recorded for the warrants as of the date of grant.
(4)	Includes vehicle allowance
(5)	For tax planning
(6)	Stock option awarded during 2005.
(7)	Includes an accrual for salary of $147,000 not paid.
(8)	Includes an accrual for salary of $60,000 not paid.
(9)	Includes an accrual for salary of $74,000 not paid.
(10)	Includes an accrual for salary of $120,000 not paid.
(11)	Includes an accrual for vehicle allowance of $1,000 not paid.
(h)(1)	The Company currently provides no Pension Plan Compensation.

Warrant Grants in Last Fiscal Year

Pursuant to a compensation arrangement approved by the Board of Directors, warrants to purchase 550,000 shares of Common Stock were issued to the Company’s Chief Financial Officer, Mickael A. Flaa, in 2007 in his capacity as an officer and warrants to purchase 500,000 shares of Common Stock were issued to the Company’s Chief Operating Officer, John W. Jacobs, in 2007 in his capacity as an officer. The following table sets forth information with respect to warrants to purchase Common Stock granted to the Company’s NEOs during the fiscal year ended December 31, 2007.

Warrant Grants in 2007

	Number of Securities Underlying Warrant Granted	Percent of Total Warrants Granted to Officers/ Employees(1)	Exercise Price per Share(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Warrant Term
					5%	10%
Mickael A. Flaa	550,000	100%	$1.00	11/26/2017	$0	$291,669
John W. Jacobs	500,000	100%	$1.00	11/26/2017	$0	$265,154

(1)	Based on a total of warrants granted to all officers and employees in the fiscal year ended December 31, 2007.
(2)	The exercise price of the warrant is $1.00 as determined and approved by the Company’s Board of Directors.

The fair market value of the shares underlying the warrants granted to Michael A. Flaa on November 26, 2007was $0.60 ($324,500.00), and John W. Jacobs on November 26, 2007 was $0.60 ($295,000.00), which was the closing price of November 25, 2007, the day before the date of grant.

Equity Compensation Plan Table

The following table sets forth additional information as of December 31, 2007, about our Common Shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	1,089,600	(2)	$4.33	3,910,400
Equity compensation plans not approved by security holders	4,458,000		$1.40	—
Total	5,547,600		$1.25	3,910,400

(1)	2004 Stock Plan.
(2)	As of the date of this table there are no Stock Appreciation Rights issued under the 2004 Stock Plan.

Outstanding Equity Awards at Fiscal Year-End

			Option Awards			Stock Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Award: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Daniel C. Montano	—		—	—	$—	—	—	—	—	—
Thomas J. Stegmann	50,000	(1)	—	—	$10.00	2/8/2016	—	—	—	—
Mickael A. Flaa	50,000	(2)	—	—	$10.00	8/15/2015	—	—	—	—
	200,000	(3)	—	—	$2.00	6/23/2013	—	—	—	—
	250,000	(3)	—	—	$10.00	4/3/2016	—	—	—	—
	550,000	(3)	—	—	$1.00	11/26/2017	—	—	—	—
John W. Jacobs	500,000	(4)	—	—	$0.30	1/12/2010	—	—	—	—
	500,000	(5)			$1.00	11/26/2017

(1)	Option award to Dr. Stegmann from the 2004 Stock Plan in his capacity as a director.
(2)	Option award to Mr. Flaa from the 2004 Stock Plan in his capacity as a director.
(3)	Warrant issued to Mr. Flaa in his capacity as an officer.
(4)	On January 1, 2000, John W. Jacobs was originally granted a stock option to purchase 1,000,000 shares of Common Stock of the Issuer. He transferred an option to purchase 500,000 shares of Common Stock of the Issuer to Ellen Simpson on December 1, 2006 without consideration, pursuant to a separation of assets agreement.
(5)	Warrant issued to Dr. Jacobs in his capacity as an officer.

Conclusion

The Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2007 with management. In reliance on the reviews and discussions referred to above, the compensation committee recommended to the board, and the board has approved, that the CD&A be included in the proxy statement for the year ended December 31, 2007 for filing with the SEC.

Respectfully submitted,

Gary B. Abromovitz, Chair
Thomas L. Ingram
Robert Levin

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s Common Stock as of March 31, 2008 by: (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) by each director, (iii) by each of the Company’s NEOs and (iv) all directors and executive officers as a group. Except as otherwise indicated, the address for each person is 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as otherwise indicated in the footnotes to the table, and subject to community property laws, where applicable, the persons and entities identified in the table below have sole voting and investment power with respect to all shares beneficially owned. The number of shares of Common Stock outstanding used in calculating the percentage for each listed person includes shares of Common Stock underlying options or warrants held by such person that are exercisable within 60 calendar days of April 3, 2008, but excludes shares of Common Stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 153,829,299 shares of Common Stock outstanding as of March 31, 2008.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	% of Outstanding Common Stock
Daniel C. Montano(1)(11)(12)	30,812,131	20.03%
Thomas Stegmann, M.D.(2)(11)(12)	30,107,130	19.57%
Wolfgang Priemer, Ph.D.(3)(11)(12)	14,815,001	9.63%
Grant Gordon(4)(11)	5,913,502	3.84%
Joong Ki Baik(5)(11)	1,581,783	1.03%
John (Jack) W. Jacobs, Ph.D.(6)	1,125,001	*
Thomas L. Ingram(7)	620,001	*
Mickael A. Flaa(8)	1,050,001	*
Robert Levin(9)	195,576	*
Gary B. Abromovitz(10)	34,001	*
All Directors and Named Executives	84,004,127	55.27%
Control Group(11)(12)	83,229,547	54.03%

*	Less than 1%.
(1)	Mr. Montano’s holdings include 630,000 shares held in the name of Qure Biopharmaceuticals, Inc. (“Qure”). Mr. Montano is a majority owner of Qure and has sole voting and investment control. His holdings also include 30,000,000 shares held in the name of Vizier Investment Capital. Mr. Montano owns 50% of Vizier Investment Capital and has sole voting and investment control over these shares. Mr. Montano owns 57,131 shares of Common Stock and possesses voting and investment control over these shares. Mr. Montano’s spouse indirectly holds 125,000 shares and has sole voting and investment control over these shares. Principal address for Qure Biopharmaceuticals, Inc. is 24975 Heartwood Circle, Lake Forest, CA 92630 and Vizier Investment Capital Ltd. is 2877 Paradise Road, Unit 901, Las Vegas, NV 89109.
(2)	Dr. Thomas Stegmann owns 30,057,130 shares of Common Stock of the Company. He possesses voting and investment control over these shares. Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of the date of this proxy statement.
(3)	Wolfgang Priemer, Ph.D. owns 14,765,001 shares of Common Stock of the Company and has voting and investment control over these shares held in the name of WOBEMA, BV. Dr. Priemer owns one (1) share of Common Stock held in his name and has voting and investment control over these shares. Dr. Priemer also owns 50,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of the date of this proxy statement. On February 22, 2008, Dr. Priemer elected not to stand for re-election to the Company’s Board of Directors.

(4)	Mr. Gordon and his ex-wife have joint voting and investment control over 3,000,000 shares held in the name of GHL Financial Services, Ltd., Principal address for GHL Financial Services Ltd. is Unit 411, Chyland Pioneer, Mandaluyong, Manila Phillippines. Mr. Gordon owns 2,500,000 shares of Common Stock of the Company in his own name and has voting and investment control over these shares held in the name of GHL Financial Services, Ltd. Mr. Gordon’s spouse indirectly holds 363,501 shares and has sole voting and investment control over these shares. Mr. Gordon also owns one (1) share of Common Stock held in his name and has voting and investment control over these shares. Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of the date of this proxy statement.
(5)	Joong Ki Baik owns 100,001 shares of Common Stock of the Company in his own name and has voting and investment control over these shares. Mr. Baik and his wife jointly control Alhambra, Inc. which owns 1,431,782 shares. Mr. Baik and his wife have joint voting and investment control over the shares held in the name of Alhambra, Inc. Alhambra, Inc.’s Principal address is Unit 301 Gabriel 111 Condominium San Miguel Avenue, Ortigas Center, Pasig City, Phillippines. Includes 50,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of the date of this proxy statement.
(6)	Dr. Jacobs owns 125,001 shares of Common Stock in his own name and has voting and investment control over these shares. Includes 500,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of the date of this proxy statement. He transferred an option to purchase 500,000 shares of Common Stock of the Company to Ellen Simpson on December 1, 2006 without consideration, pursuant to a separation of assets agreement. Dr. Jacobs holds voting and investment control over an immediately exercisable warrant to purchase 500,000 shares of Common Stock at $1.00 per share.
(7)	As trustee of the Ingram Living Trust, Mr. Ingram has voting and investment control over 620,000 shares of Common Stock. He also owns one (1) share of Common Stock in his own name and has voting and investment control over this share.
(8)	Mr. Flaa holds voting and investment control over an immediately exercisable warrant to purchase 550,000 shares of Common Stock at $1.00 per share. Mr. Flaa also holds voting and investment control over an immediately exercisable warrant to purchase 200,000 shares of Common Stock at $2.00 per share. Mr. Flaa also holds voting and investment control over an immediately exercisable warrant to purchase 250,000 shares of Common Stock at $10.00 per share. Mr. Flaa also owns one (1) share of Common Stock held in his name. In addition, Mr. Flaa owns 50,000 shares of Common Stock issuable pursuant to options exercisable within sixty days of this proxy statement
(9)	As trustee of the Robert Levin Trust, Mr. Levin has voting and investment control over 195,575 shares. He also owns one (1) share of Common Stock in his own name and has voting and investment control over this share. Mr. Levin’s spouse holds 15,925 shares of Common Stock in her own name and has voting and investment control over these shares, and Mr. Levin disclaims beneficial ownership over these shares.
(10)	Mr. Abromovitz owns 32,001 shares and has voting control over 2,000 shares held in the name of Klanco, L.L.C., an Arizona limited liability company, located at 213 W. Montebello Ave., Phoenix, AZ 85013. Mr. Abromovitz has voting and investment control over these shares.
(11)	The Control Group consists of Daniel C. Montano, Thomas Stegmann, M.D., Wolfgang Priemer, Ph.D., Joong Ki Baik and Grant Gordon.
(12)	Daniel C. Montano’s address is 2877 Paradise Rd., Unit 901, Las Vegas, NV 89109. Dr. Thomas Stegmann’s address is Spiegel – Str. 10, 36100 Petersberg, Germany. Dr. Wolfgang Priemer’s address is 15 Gaus Street, Buende Germany D-32257. Mr. Grant Gordon’s address is 959 N. Cheyenne, Orange, CA 92869 Mr. Joong Ki Baik’s address is Sampoong Apt. 6-201, Seo-Cho 4 Dong, Seo-Cho Ku, Seoul 137-779, Korea.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities (“10% Stockholders”) to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Form 4 or Form 5. Such executive officers, directors, and 10% Stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, except as set forth below, the Company believes that through the Record Date its executive officers, directors, and 10% Stockholders have complied with all applicable Section 16(a) filing requirements. Two Form 4’s were filed late for Robert Levin for the Robert Levin Trust reporting one transaction. One Form 4 was filed late for Mickael A. Flaa reporting one transaction. One Form 4 was filed late for John W. Jacobs reporting one transaction. One Form 4 was filed late for Grant Gordon reporting spouse’s indirect holdings one transaction. One Form 4 was filed late for Seth Horn, Corporate Controller reporting one transaction.

Ethical Considerations

The Company has adopted a Code of Business Conduct and a Code of Ethics for Senior Financial Officers. Copies of each are available on written request to the Secretary of the Company. A copy of the Company’s Code of Business Conduct is also available on the Company’s website, www.cvbt.com.

RELATED PARTY TRANSACTIONS

The Company is a member of an affiliated group, through common management, which includes Phage Biotechnology Corporation (“Phage”), Cardio Phage International Inc. (“CPI”), Qure Biopharmaceuticals, Inc. (“Qure”), known collectively as the “affiliates.” Daniel C. Montano, John W. Jacobs and Mickael A. Flaa are, respectively, Chairman of the Board/Chief Executive Officer, Chief Operating Officer/Chief Scientific Officer, and Chief Financial Officer of both the Company and Phage. Mr. Flaa and Mr. Jacobs are on Phage’s board of directors. Daniel C. Montano is a principal stockholder in the Company, Phage, and Qure. The common management of Phage and the Company spend a sufficient amount of their business time to satisfy their duties with each company and the remaining balance to other interests.

The Company’s directors have determined that if any future conflicts of interest arise with affiliated companies such conflicts will be resolved by the Company’s independent directors and directors having no affiliation with the affiliated company in question, through the Conflicts Resolution Committee which is constituted when necessary and is chaired by Gary B. Abromovitz.

The following are the business activities performed by each affiliate:

•	Phage is a developer of recombinant protein pharmaceuticals; certain of the Company’s officers and directors as of March 31, 2008 control 27% of the outstanding common stock of Phage as of March 31, 2008. As of March 31, 2008, the Company owns 4.3% of the Common Stock of Phage;
•	CPI is a distributor for the future products for both Phage and the Company in locations throughout the world other than North America, Europe, Japan, and, with respect to the Company only, the Republic of Korea, China, and Taiwan. Cardio and Phage each own 43% of CPI and each is able to appoint 45% of CPI’s directors; and
•	Qure was developing commercial medical applications.

During the period from 1999 through 2001, the Company entered into transactions with Qure pursuant to which they paid expenses on the Company’s behalf aggregating $187,600. Qure owns 630,000 shares of the Company’s Common Stock as of March 31, 2008.

Grant Gordon is Vice Chairman of the Board of Directors of the Company the son-in-law of Daniel C. Montano is also a principal of GHL Financial Services Ltd. (“GHL”). GHL and the Company entered into an Engagement Agreement whereby GHL will act as lead placement agent for the Company. Upon funds raised for the Placing from subscribers procured by GHL, a commission of ten percent (10%) of the aggregate gross proceeds received by the Company will be payable to GHL.

Administrative Support

For the years December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007 Phage provided the Company with administrative support in Phage’s research facility and billed the Company for Phage’s actual costs incurred plus the Company’s pro-rata share (based on costs incurred for the Company as compared to total Phage overhead costs) of Phage’s overhead costs. Payments to Phage for such support for the years ended December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007 were $263,922, $144,963, $36,673, $1,197,093, respectively.

Joint Patent Agreement

Cardio has a Joint Patent Agreement with Phage. Under that agreement, Cardio and Phage, respectively, own an undivided one half interest in the U.S. and foreign patent rights, including rights to future patents and patent applications, necessary to develop and commercialize our drug candidates; and Phage agrees to provide certain technical development services to Cardio and to manufacture our drug candidates for Cardio’s clinical trials at cost. The parties acknowledged that Cardio would have exclusive rights within a defined field, while Phage would have exclusive rights outside that field. Any product Phage manufactures for Cardio commercialization purposes is paid for on a percentage of sales basis as defined in the agreement. As a part of this agreement, (i) Cardio shall pay Phage a six percent (6%) royalty on the net sales price of finished product to end customer or distributor, in consideration for the grant of the exclusive right to patent rights in the defined field, and (ii) pay to Phage four percent (4%) of net sales for our drug candidates manufactured for Cardio by Phage. The agreement also provides for each party to have certain rights in the event of insolvency of the other party. This agreement expires on the last to expire of the patent rights covered, including extensions.

Currently it is the Company’s intention to contract with Phage for manufacturing of its drug candidates for the ongoing FDA trials and for further commercial production. However, the Company has the right to and may choose to use a third party for manufacturing. Phage is manufacturing the drug candidates for the Company in its clinical trials, and may manufacture them for subsequent commercial production.

Furthermore, the Company paid Phage for technical development services and for manufacture of its drug candidates for clinical trials, which Phage provided to the Company at cost. For the years December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007 payments to Phage relating to such services were $578,052, $2,372,817, 1,570,963and $5,506,784, respectively.

Distribution Agreement

Phage and the Company entered into a distribution agreement with CPI to handle future distribution of the Company’s drug candidates and any other products licensed to CPI when available for commercial distribution. CPI’s territory is limited to areas other than the United States, Canada, Europe (defined as the Ural Mountains west including Iceland, excluding Turkey and Cyprus), Japan and with respect to the Company only, the Republic of Korea, China and Taiwan. Phage and the Company each own approximately 43% of the CPI outstanding stock and the companies have the right to each appoint 45% of the CPI board. The Company has made no payments to CPI and does not anticipate making any payments in the near future.

As of December 31, 2004, the Company’s 43% interest in Cardio Phage International (CPI), was being accounted for under the equity method. As of December 31, 2007 the Company’s statement of operations includes a loss of $15,000, which represents the Company’s equity in loss on its investment in CPI. The loss reduced the Company’s investment in CPI to zero and, as a consequence, the Company’s future financial results will not be negatively affected by CPI’s ongoing operations. The Company has no obligation to fund future operating losses nor has any guarantees on any of CPI’s obligations. There is no material difference between the Company’s carrying value for CPI and underlying equity in CPI’s net assets. There is no quoted market price for CPI’s net assets. There is no quoted market price for CPI’s shares.

Royalty Agreement

The Company has entered into an agreement with Dr. Stegmann, one of its directors, Co-President and the Company’s Chief Medical Officer, whereby the Company will pay Dr. Stegmann a royalty of one percent (1%) of the Company’s net revenue (as defined) from commercial sales of all inventions relating to growth factors in exchange for rights granted to the Company to utilize the results of Dr. Stegmann’s German clinical trials. This agreement terminates on December 31, 2013. The Company has made no payments to Dr. Stegmann under this agreement.

Asia Exclusive Patent License and Distribution Agreement

On December 15, 2000, the Company entered into an agreement, which has been superseded by a new exclusive license agreement dated February 20, 2007, with Korea Biotechnology Development Co., Ltd. (“KBDC”) to commercialize its future products. The Company transferred to KBDC the rights to market its products for 99 years in all of the Republic of Korea, China, and Taiwan. The Company did this by exclusively licensing its patents to KBDC in Korea, China and Taiwan in the field of: any angiogenic or wound healing compositions and methods of use for which the Company has received marketing approval in the United States, Europe or Japan (including in particular, but without limitation, all FGF species, fragments, derivatives, and analogs thereof), and methods of making the approved angiogenic or wound healing compositions, including any nucleic acid sequences encoding said compositions and any vectors and/or host cells comprising said nucleic acid sequences. The agreement further provides that any improvements, in the form of modifications to methods, processes, compositions or products within the license field, are the property of the Company, but shall be within the license granted. The parties shall inform each other in writing of any such improvements.

In exchange, KBDC arranged for the subscription for 8,750,000 of the Company’s shares of Common Stock for $3,602,000 by Cardio Korea Co. Ltd. KBDC agreed to fund all of the regulatory approval process in the Republic of Korea for any of the Company’s products.

In addition, KBDC agreed to pay a royalty of ten percent (10%) of net revenues to the Company. The royalties will be paid for the life of the joint Patent Ownership Agreement, then nine percent (9%) thereafter. The agreement contemplates the expiration or abandonment of the licensed rights, at which point the royalty paid by KBDC is adjusted. Either party may terminate the agreement for material breach that is uncured 30 days after receipt of written notice.

Daniel C. Montano, the Company’s chairman, owns seventeen percent (17%) of KBDC and is a former member of the KBDC Board of Directors.

Other Related Party Transactions

During the years ended December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, consulting fees in the amount of $0, $0, $0 and $200,000, respectively.

During the years ended December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, for employment services in the amount of $431,538, $480,000, $483,062 and $2,299,210 respectively.

During the years ended December 31, 2005, 2006 and 2007, and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid Vizier Management Company, Inc. controlled by Daniel C. Montano, Chairman of the Board, Co-President and Chief Executive Officer, consulting fees in the amount of $0, $0, $0 and $116,000, respectively.

The Company paid commissions to GHL Financial Services Ltd. (“GHL”), in which Grant Gordon, a director of the Company, is a principal and owns 6.6% of the Company, for the overseas sale of the Company’s convertible notes payable and Preferred Stock. During the years ended December 31, 2005, 2006, 2007 and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid GHL $15,500, $40,000 $165,000 and $2,390,255, respectively.

The Company paid consulting fees to Dr. Thomas Stegmann M.D., the Company’s co-founder and Co-President, to assist in the development process of its products. During the years ended December 31, 2005, 2006, 2007 and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid Dr. Stegmann $587,300, $500,000, $500,730 and $1,990,030, respectively.

During the years ended December 31, 2005, 2006 and 2007 and the period from March 11, 1998 (inception) to December 31, 2007, the Company paid Dr. Wolfgang Priemer, the Company’s co-founder, to assist in the development process of its products. The Company paid Dr. Priemer $55,500, $80,000, $80,000 and $361,555, respectively.

Daniel C. Montano Guaranties

On March 20, 2006, Daniel C. Montano, the Company’s Chairman, Co-President and CEO, entered into a Guaranty Agreement whereby he guaranteed all of the Company’s obligations resulting from the sale on March 20, 2006 of $20,000,000 of senior secured notes and warrants. The guaranty remains in effect the first date on which the Company receives revenue from the sale of drugs after the FDA approves such drugs, provided that on such date the Company is not in default of any provisions of the obligations or triggering events contained in the agreements for the senior secured notes and warrants and such default is not continuing. However, the guaranty will terminate upon the payment in full of the notes including conversion of the notes into the Company’s common stock.

After the Company’s obligations contained in the agreements for the senior secured notes and warrants have been paid in full, if Daniel C. Montano was required to make any payments pursuant to this guaranty prior to the payment in full of the Company’s obligations, the Company will reimburse Daniel C. Montano for any such payments plus simple interest at 7% per annum from the date of the advance by Daniel C. Montano to the date reimbursed by the Company.

Daniel C. Montano owes a fiduciary duty of loyalty to the Company. However, there is potential for conflicts of interest between Daniel C. Montano’s personal interests and the Company’s whether Daniel C. Montano’s guaranty is called upon or not. No assurance can be given that material conflicts will not arise that could be detrimental to the Company’s operations and financial prospects.

On March 18, 2008, the Company began a Private Placement of debt and warrants in an effort to raise up to $15,000,000 in promissory notes that mature within 18 months from the date of issuance. The notes are unsecured, guaranteed by the Company’s CEO, Daniel C. Montano and serve as consideration for the issuance of warrants issued in conjunction with the notes. As of April 1, 2008, the Company has received gross proceeds of $200,000.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Singer Lewak Greenbaum & Goldstein LLP as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2008. The Company is submitting its selection of independent registered auditors for ratification by stockholders at its Annual Meeting.

A representative of Singer Lewak Greenbaum & Goldstein LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if such person desires to do so. Such representative is expected to be available to respond to appropriate questions.

Required Vote: Recommendation of the Board of Directors

Ratification of the Board’s appointment of Singer Lewak Greenbaum & Goldstein LLP requires the affirmative vote of a majority of the Votes Cast. In the event the stockholders do not approve the selection of Singer Lewak Greenbaum & Goldstein LLP, the appointment of the independent registered public accounting firm will be reconsidered by the Board of Directors and the Audit Committee. Even if the selection is ratified, the Board of Directors and the Audit Committee, in their discretion, may change the appointment at any time if it is determined that such a change would be in the best interests of CardioVascular BioTherapeutics, Inc. and its stockholders. The Board of Directors has been advised by the Control Group described on page 6 hereof that it intends to vote FOR Proposal No. 2, thereby assuring its passage.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL

AUDIT AND RELATED FEES

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional services rendered by Singer Lewak Greenbaum & Goldstein LLP for the audit of the Company’s financial statements for the years ended December 31, 2007 and 2006, and fees for other services rendered by such firm during those periods.

	2007		2006
Audit Fees(1)	$705,315	(5)	$485,207
Audit-Related Fees(2)	$18,318		$59,363
Tax Fees(3)	$9,610		$5,591
All Other Fees(4)	$44,983		$30,328
Total	$778,226		$580,489

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consist of services related to SEC filings.
(3)	Tax fees consist of fees for professional services rendered for assistance with federal, state, local and international tax compliance and planning.
(4)	All other fees consist of miscellaneous offices expenses, for example, copying and postage.
(5)	This includes $156,053 in one-time fees for services in conjunction with restatement of financial statements in May 2007, $139,590 for review of the three quarterly reports on Form 10-Q and $409,672 for the annual audit in conjunction with the Annual Report on Form 10-K and AIM listing efforts all of which occurred in 2007.

All of the foregoing fees, which were incurred throughout 2007 were approved or ratified by the Company’s Audit Committee.

PRE-APPROVAL POLICIES & PROCEDURES

The Audit Committee has adopted policies and procedures relating to the approval of all internal and external audits and non-audit services that are to be performed by the Company’s registered public accounting firm. This policy generally provides that the Company will not engage its registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specific types of services that are expected to be provided by the Company’s registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The Committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by the Company’s registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the Chairman of the Committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the Chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

AUDIT COMMITTEE REPORT YEAR ENDED DECEMBER 31, 2007

The Audit Committee of the Company’s Board of Directors serves as the representative of the Company’s Board of Directors for the general oversight of its financial accounting and reporting process, systems of internal control, audit process and the process for monitoring compliance with laws and regulations and the Company’s Code of Business Conduct and Ethics. The Company’s management has primary responsibility for preparing its financial statements and its financial reporting process. The Company’s independent accountants, Singer Lewak Greenbaum & Goldstein LLP, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

Audit Committee Report of CardioVascular BioTherapeutics, Inc. (“CVBT”)

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that CVBT specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Composition.  The Audit Committee of the Board is composed of the three directors named below. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and Nasdaq rules. In addition, the Board has determined that Gary B. Abromovitz is an “audit committee financial expert” as defined by SEC rules.

Philosophy.  The Audit Committee’s goal is to add value to the Board and the Company by ensuring strong financial reporting and controls as well as proper identification and management of risk.

Responsibilities.  The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, or more often, if necessary. The Company has provided appropriate funding to enable the Audit Committee to fulfill its responsibilities and to have the authority to engage independent counsel as it sees fit. The Audit Committee is responsible for general oversight of CVBT’s internal and external auditing, accounting and financial reporting processes, systems of internal controls, and tax, legal, regulatory compliance, and pre-approves all external audit, internal audit and non-audit services. The Company has adopted a code of ethics for Senior Financial Officers and the Chief Executive Officer in accordance with Section 406 of the Sarbanes-Oxley Act, as implemented by SEC rules. It has also implemented a process for handling anonymous concerns and complaints from employees regarding questionable accounting or auditing matters and has engaged an internal auditor reporting directly to the Committee. The Audit Committee convenes regular meetings of independent directors in executive session. CVBT’s management is responsible for: (a) maintaining CVBT’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the systems of internal controls. The independent registered public accounting firm is responsible for auditing CVBT’s annual financial statements.

Review with Management and Independent Registered Public Accounting Firm. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, CVBT’s audited financial statements contained in its Annual Report on Form 10-K for the 2007 fiscal year.
2.	The Audit Committee has discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
3.	The Audit Committee has received from the independent registered public accounting firm, Singer Lewak Greenbaum & Goldstein LLP, the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with Singer Lewak Greenbaum & Goldstein LLP the independence of the registered public accounting firm.
4.	The Audit Committee has considered whether the provision of services covered by fees paid to Singer Lewak Greenbaum & Goldstein LLP is compatible with maintaining the independence of Singer Lewak Greenbaum & Goldstein LLP.

5.	The Audit Committee adopted FIN 48 on January 1, 2007 “Accounting for Uncertainty in Income Taxes” regarding uncertainty of tax positions and that this is the only new accounting pronouncement pertinent to the Company
6.	The Audit Committee replaced RSM McGladrey with Jefferson Wells as the Company’s SOX Compliance consultants.

Based on the review and discussions referred to in paragraphs 1-6 above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in CVBT’s Annual Report on Form 10-K for fiscal 2007, for filing with the SEC.

The Audit Committee has appointed Singer Lewak Greenbaum & Goldstein as CVBT’s independent registered public accounting firm for fiscal 2007 and recommends to stockholders that they ratify the appointment of Singer Lewak Greenbaum & Goldstein LLP as CVBT’s independent registered public accounting firm for fiscal 2008.

This report is submitted by the Audit Committee.

Gary B. Abromovitz (Chair)
Thomas L. Ingram
Robert Levin

OTHER MATTERS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Las Vegas, Nevada

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, proxy statements and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, such as the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Proxy Statement. This means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. Although not incorporated by reference into this document, the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which accompanies this proxy statement contains important information about the Company and its finances.

You can obtain any documents incorporated by reference in this Proxy Statement from the Company, or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from the Company without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Proxy Statement. Requests should be sent to the Secretary, CardioVascular BioTherapeutics, Inc., 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134.

In the coming months, the Company expects that its SEC filings and its corporate governance charters will be available on the Company’s website (www.cvbt.com). In the meantime, copies of any of such documents may be obtained without charge by writing to the Secretary at the address specified above.

You are encouraged to contact the Company’s Transfer Agent directly for the shareholder services itemized below: Change in Certificate Registration; Change of Mailing Address; Lost or Stolen Certificates; Consolidation of Multiple Accounts; or Elimination of Duplicate Report Mailings. The Company’s Transfer Agent may be contacted at:

American Stock Transfer and Trust Company
59 Maiden Lane
Plaza Level
New York, New York 10038
800-937-5449

The Company’s Common Stock is traded in the Over-the-Counter Bulletin Board under the symbol: CVBT.OB.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE ON THE PROPOSALS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED MAY 5, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to CardioVascular BioTherapeutics, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

0000 0000 0000

NAME	
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345
CARDIOVASCULAR BIOTHERAPEUTICS-COMMON	123,456,789,012.12345

PAGE 2 OF 2

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Vote on Directors

	For All	Withhold All	For All Except
1. NOMINATE EACH DIRECTOR TO BE REELECTED TO THE BOARD OF DIRECTORS:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:
01) Daniel C. Montano
02) Grant Gordon
03) John W. Jacobs
04) Mickael A. Flaa
05) Thomas Stegmann
06) Thomas L. Ingram
07) Robert Levin
08) Gary Abromovitz
09) Joong Ki Baik
10) Frederic Chanson

Vote on Proposal

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND 2.

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

BROADRIDGE
FINANCIAL SOLUTIONS, INC.
ATTENTION:
TEST PRINT
51 MERCEDES WAY
EDGEWOOD, NY
11717

Signature [PLEASE SIGN WITHIN BOX] Date

P62444

Signature (Joint Owners) Date

123,456,789,012
141607101
48

0000000000 06

ANNUAL MEETING OF STOCKHOLDERS OF

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

May 19, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Daniel C. Montano, Chief Executive Officer, Co-President and Chairman of the Board of Directors and Mickael A. Flaa, Chief Financial Officer and Vice President, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CardioVascular BioTherapeutics, Inc. to be held on May 19, 2008 at 9:00 a.m., Pacific Time, at the Company's Corporate Headquarters at 1635 Village Center Circle, Suite 250, Las Vegas, NV 89134, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED "FOR" EACH OF THE TWO PROPOSALS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE